UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2024 (May 22, 2024)

SOLUNA HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-40261	14-1462255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Washington Avenue Extension
Albany, New York	12205
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 216-9257

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SLNH	The Nasdaq Stock Market LLC
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	SLNHP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 16, 2024, SDI SL Borrowing – 1, LLC, an affiliate of Soluna Holdings, Inc. (the “Borrower”) entered into a loan agreement (the “Equipment Loan Agreement” or the “Loan”) with Soluna2 SLC Fund II Project Holdco LLC (the “Lender”, and collectively, the “Parties”). The Equipment Loan Agreement provides for the Company to borrow, from time to time, up to $1,000,000 to be used to purchase necessary equipment for the progression of Project Dorothy 2. Any loans made under the Equipment Loan Agreement have a maturity date of May 16, 2027, and will bear interest at a rate of 15% per annum. The Equipment Loan Agreement includes customary covenants for loans of this nature, as well as a multiple on invested capital (“MOIC”) provision, which requires the Company to pay, in addition to principal and interest, an amount equal to the difference of (i) the greater of (a) the principal amount of the Loan being repaid plus all interest previously paid or simultaneously being paid to Lender in respect of such principal of the Loan, and (b) the principal amount of the Loan being repaid multiplied by three, minus (ii) the sum of the principal amount of the Loan being repaid plus all interest previously paid or simultaneously being paid to Lender in respect of such principal of the Loan.

On May 16, 2024, the Parties entered into the Security Agreement in connection with the Loan Agreement as described above. The Security Agreement grants a collateral security interest in the equipment purchased under the Equipment Loan Agreement to secure the obligations of the Borrower under said Agreement in the event full performance and payment of the Equipment Loan Agreement becomes due. Copies of the Security Agreement and Equipment Loan Agreement are furnished as Exhibit 10.1 and 10.2, respectively, to this Form 8-K.

Item 2.02	Results of Operations and Financial Condition.

On May 16, 2024, Soluna Holdings, Inc. (the “Company”) issued a press release and investor presentation announcing its financial results for the three months ended March 31, 2024. Copies of the press release and investor presentation are furnished as Exhibit 99.1 and 99.2, respectively, to this Form 8-K.

Item 7.01	Regulation FD Disclosure.

On May 21, 2024, the Company issued a press release announcing a private financing with Spring Lane Capital with up to a $30 million commitment for “Dorothy 2”, an expansion data center facility. A copy of the press release is furnished as Exhibit 99.3 to this Form 8-K.

On May 22, 2024, the Company issued a press release announcing its entry into a Power Purchase Agreement with EDF Renewables and Abu Dhabi Future Energy Company – Masdar to advance Project Kati, one of the Company’s Renewable Computing data center projects. A copy of the press release is furnished as Exhibit 99.4 to this Form 8-K.

The information in Item 1.01, Item 2.02, Item 7.01, Exhibit 10.1, Exhibit 10.2, Exhibit 99.1, Exhibit 99.2, Exhibit 99.3, ad Exhibit 99.4 will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or into another filing under the Exchange Act, unless that filing expressly incorporates this information by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

10.1	Security Agreement, dated May 16, 2024
10.2	Equipment Loan Agreement, dated May 16, 2024
99.1	Press release, dated May 16, 2024
99.2	Investor presentation, dated May 2024
99.3	Press Release dated May 21, 2024
99.4	Press Release dated May 22, 2024
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLUNA HOLDINGS, INC.

Date: May 22, 2024	By:	/s/ John Tunison
John Tunison
Chief Financial Officer
(principal financial officer)